                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                              THE MIIX GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO] THE MIIX GROUP, INC.


April 25, 2003
                                 URGENT REMINDER
                                YOUR VOTE MATTERS

Dear Fellow Stockholder:

You have previously received proxy material in connection with the Annual Meeting of Stockholders of The MIIX Group, Inc. to be held on Thursday, May 8, 2003. According to our latest records, your Proxy Vote for this meeting HAS NOT BEEN RECEIVED.

In addition to the election of three directors, this year's proxy also proposes an amendment to the Company's Restated Certificate of Incorporation, decreasing the minimum number of directors to five. As you are aware, one of the primary challenges currently facing the Company is reducing overhead and administrative costs. The Board of Directors believes that this proposed amendment is in the best interests of stockholders because it will give the Board increased flexibility in the future to reduce the size of the Board, thereby reducing the Company's overall expenses. This proposed reduction of the Board of Directors requires approval by an affirmative vote of two-thirds of all shares outstanding.

If you do not vote, you are essentially voting AGAINST this proposal. Your broker cannot vote your shares until you instruct him or her to do so. Regardless of the number of shares you own, it is important that they be represented at the meeting. Your vote matters to us and we need your support. Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.

Since time remaining is short, I urge you to vote NOW using one of the following methods:

- Sign the enclosed proxy card and fax it back to Georgeson Shareholder Communications at (212) 440-9009. Georgeson Shareholder Communications will expedite your vote and confirm that it is cast.
- Using a touch-tone telephone, U.S. and Canadian stockholders may dial (877) 779-8683. This number can be called 24 hours a day, 7 days a week. Then follow the instructions to submit your vote.
- Vote over the Internet at WWW.EPROXYVOTE.COM/MHU using the voter control number located on the Voting Instruction Form to cast your ballot immediately.
- Sign the proxy and mail it back in the enclosed postage-paid envelope prior to the meeting date.

I would appreciate your immediate attention to the enclosed proxy voting form. Thank you in advance for your support. If you have recently mailed your proxy card, please disregard this request.

Sincerely,

/s/ Patricia A. Costante

Patricia A. Costante
Chairman and Chief Executive Officer

       TWO PRINCESS ROAD - LAWRENCEVILLE, NEW JERSEY 08648 - 800-234-MIIX
                                 - WWW.MIIX.COM

[LOGO] THE MIIX GROUP, INC.


April 25, 2003

                                 URGENT REMINDER
                                YOUR VOTE MATTERS

Dear Fellow Stockholder:

You have previously received proxy material in connection with the Annual Meeting of Stockholders of The MIIX Group, Inc. to be held on Thursday, May 8, 2003. According to our latest records, your Proxy Vote for this meeting HAS NOT BEEN RECEIVED.

In addition to the election of three directors, this year's proxy also proposes an amendment to the Company's Restated Certificate of Incorporation, decreasing the minimum number of directors to five. As you are aware, one of the primary challenges currently facing the Company is reducing overhead and administrative costs. The Board of Directors believes that this proposed amendment is in the best interests of stockholders because it will give the Board increased flexibility in the future to reduce the size of the Board, thereby reducing the Company's overall expenses. This proposed reduction of the Board of Directors requires approval by an affirmative vote of two-thirds of all shares outstanding.

If you do not vote, you are essentially voting AGAINST this proposal. Your broker cannot vote your shares until you instruct him or her to do so. Regardless of the number of shares you own, it is important that they be represented at the meeting. Your vote matters to us and we need your support. Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.

Since time remaining is short, I urge you to vote now using one of the following methods:

- Using a touch-tone telephone, call the toll free number located in the gray shaded box on the enclosed Voting Instruction Form. You will need to use your 12-digit control number located on the enclosed Voting Instruction Form to cast your ballot immediately.
- Vote over the Internet at WWW.PROXYVOTE.COM using the 12-digit control number located on the Voting Instruction Form to cast your ballot immediately.
- Sign the proxy and mail it back in the enclosed postage-paid envelope prior to the meeting date.

I would appreciate your immediate attention to the enclosed proxy voting form. Thank you in advance for your support. If you have recently mailed your proxy card, please disregard this request.

Sincerely,

/s/ Patricia A. Costante

Patricia A. Costante
Chairman and Chief Executive Officer

       TWO PRINCESS ROAD - LAWRENCEVILLE, NEW JERSEY 08648 - 800-234-MIIX
                                 - WWW.MIIX.COM